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                                                                     EXHIBIT 5.1


                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          450 EAST LAS OLAS BOULEVARD
                           FORT LAUDERDALE, FL 33301
                                 (954) 463-2700



                                January 8, 1999


Smith-Gardner & Associates, Inc.
1615 South Congress Avenue
Delray Beach, Florida 33445-6368

Ladies and Gentlemen:

     Smith-Gardner & Associates, Inc., a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (Registration No. 333-63125) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of up to 5,071,500 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share, including: (i) 4,000,000 shares of Common Stock to be sold by the Company to underwriters for whom BT Alex. Brown Incorporated is acting as representative (the "Underwriters") and up to 661,500 shares of Common Stock which the Underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments (together, the "Company Shares"); and (ii) 410,000 shares of Common Stock to be sold to the Underwriters by certain selling shareholders identified in the Registration Statement (the "Selling
Shareholder Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (i) the Company's Amended and Restated Articles of Incorporation, as amended to date, and the Company's Bylaws, as amended to date; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinion expressed below, we have relied solely upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

     Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that: (a) the Company Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable, and (b) the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.



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     Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of Florida. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                         Sincerely,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.